SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, the board of directors (the “Board”) of CodeSmart Holdings, Inc. (the “Company”) increased the number of members of the Board from two to three. To fill in the vacancy created on the Board, the Board elected Mr. Diego E. Roca its interim Chief Financial Officer as a director of the Board. Currently, there are no compensatory arrangements with Mr. Roca for his services as director. There is no transaction between Mr. Roca and the Company that is required to be disclosed under Item 404(a) of Regulation S-K. Set forth below is a brief biography of Mr. Diego E. Roca:

Diego E. Roca, age 46, has over 15 years of experience in financial management, operations, public (SEC) filings, cash management and internal controls. From 1995 until 2004, he worked with Digitec 2000, Inc., a U.S. based telecommunications firm, where he began his career as Digitec's Controller. He was promoted to Chief Operating Officer and finally Senior Vice President, Chief Financial Officer and a director. From 2004 to 2006, Mr. Roca served as a consultant to various companies, including Digitec and Dominion Minerals Corp. From 2007 to 2012 he held the office of Executive Vice President, Chief Financial Officer and director for Dominion Minerals Corp, an international mining firm with projects in the Republics of China and Panama.  Mr. Roca received a Bachelor of Science degree in Accounting from Queens College in 1991.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: November 20, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer

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